U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 9, 2007

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

On October 9, 2007, ON Semiconductor Philippines, Inc., (“Company”), a wholly owned indirect subsidiary of ON Semiconductor Corporation (“Corporation”), entered into a loan agreement for an aggregate amount up to $25 million (“Loan Agreement”) with Bank of the Philippine Islands, Metropolitan Bank & Trust Company and Security Bank Corporation, acting as lenders (“Lenders”). Under the Loan Agreement, each of the Lenders have committed to lending the Company approximately 33% of the aggregate principal amount of $25 million of term loans to finance capital expenditures and for other general corporate purposes (each a “Loan”). The Company borrowed the entire $25 million loan amount on October 11, 2007.

Each Loan will mature five years from the initial drawdown date. The Loans are secured by a mortgage over certain of the Company’s existing properties. Interest on each Loan is at a floating rate based on 3-month LIBOR plus a spread of one percent (1%) per annum. Sixty percent of the total drawn amount will be repaid in nineteen (19) equal quarterly installments with the balance to be repaid on the maturity date of the Loan. Subject to certain conditions, the Company may prepay the Loans without any penalty.

The Loan Agreement contains customary representations and warranties and conditions precedent to borrowing and funding, including, but not limited to affirmative and negative covenants, which, among other things, require the Company to maintain a specified debt to equity ratio, as well as customary events of default, including a cross-default provision.

The above description is not intended to be a full summary of all the terms and conditions of the Loan Agreement and is qualified in its entirety by reference to the Loan Agreement which is filed with this Current Report on Form 8-K at Exhibit 10.1.

From time to time, Bank of the Philippine Islands and its affiliates have, directly or indirectly, provided retail and commercial banking services to the Company, for which they have received customary fees, and may provide these services to the Company and others in the future, for which it would be expected that they would receive customary fees.

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Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement With Chattel Mortgage dated October 9, 2007, among ON Semiconductor Philippines, Inc., Bank of the Philippine Islands, Metropolitan Bank & Trust Company and Security Bank Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: October 12, 2007	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.1	Loan Agreement With Chattel Mortgage dated October 9, 2007, among ON Semiconductor Philippines, Inc., Bank of the Philippine Islands, Metropolitan Bank & Trust Company and Security Bank Corporation

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